Exhibit 4.55

edward nathan sonnenbergs

johannesburg cape town durban stellenbosch

150 west street

sandown sandton johannesburg 2196

p o box 783347 sandton south africa 2146

docex 152 randburg

tel +2711 269 7600 fax +2711 269 7899

info@ens.co.za www.ens.co.za

THIRD ADDENDUM TO THE AMENDED AND RESTATED SALE OF SHARES AND CLAIMS AGREEMENT

entered into between

HARMONY GOLD MINING COMPANY LIMITED

and

EMERALD PANTHER INVESTMENTS 91 PROPRIETARY LIMITED

and

PAN AFRICAN RESOURCES PLC

and

EVANDER GOLD MINES LIMITED

and

RANDFONTEIN ESTATES LIMITED

and

FIREFLY INVESTMENTS 251 PROPRIETARY LIMITED

TABLE OF CONTENTS

Clause number and description		Page

1.	INTERPRETATION	1

2.	INTRODUCTION	1

3.	AMENDMENTS	1

4.	WERKSMANS AND THE SELLER’S ATTORNEYS	5

5.	SAVINGS CLAUSE	5

6.	COSTS	5

7.	SIGNATURE	5

1.	INTERPRETATION

In this Addendum –

1.1.	“Addendum” means this third addendum to the Amended and Restated Sale of Shares and Claims Agreement;

1.2.	“Amended and Restated Sale of Shares and Claims Agreement” means the agreement headed “Amended and Restated Sale of Shares and Claims Agreement” entered into between the Parties on 15 August 2012, as amended by the first addendum thereto dated 31 October 2012 and the second addendum thereto dated 30 November 2012;

1.3.	“Werksmans” means Werksmans Incorporated, registration number 1990/007215/21, a firm of attorneys duly incorporated as a personal liability company in South Africa; and

1.4.	words and expressions defined in the Amended and Restated Sale of Shares and Claims Agreement will have the same meanings and any reference to the words “clause” or “clauses” will refer to clauses of the Amended and Restated Sale of Shares and Claims Agreement.

2.	INTRODUCTION

2.1.	The Parties have agreed to make certain amendments to the Amended and Restated Sale of Shares and Claims Agreement.

2.2.	The Parties wish to record their agreement in writing.

3.	AMENDMENTS

The Amended and Restated Sale of Shares and Claims Agreements is hereby amended by deleting –

3.1.	clause 8.2 in its entirety and replacing it with the following new clause 8.2 –

8.2	Ownership and all risk in and all benefit attaching to the Sale Equity will be deemed to have passed to the Purchaser upon delivery of the Closing Documents (as defined in clause 14 below) referred to in clause 14.4.1 to Werksmans (as defined in clause 14 below) on the Closing Date.

3.2.	clause 14 in its entirety and replacing it with the following new clause 14 –

14	CLOSING

14.1	For the purposes of this clause 14 –

14.1.1	“EP Pledge and Cession Agreement” means the agreement between the Seller and the Purchaser in terms of which the Purchaser pledges and cedes the (i) entire issued share capital of, and all of its claims on loan account against, the Company, and (ii) entire issued share capital of, and all of its claims on loan account against, Firefly, to the Seller as security for the obligation of the Purchaser to pay the balance of the Purchase Consideration to the Seller in terms of clause 9.5 of the Amended and Restated Sale of Shares and Claims Agreement;

14.1.2	“Firefly” means Firefly Investments 251 Proprietary Limited, registration number 2012/084164/07, a limited liability private company duly incorporated in South Africa;

14.1.3	“Firefly Shares” shall bear the meaning given to it in the EP Pledge and Cession Agreement;

14.1.4	“Pan African Pledge and Cession Agreement” means the agreement between the Seller and Pan African in terms of which Pan African pledges and cedes the entire issued share capital of, and all of its claims on loan account against, the Purchaser to the Seller as security for the performance by Pan African of its obligations under clause 13 of the Amended and Restated Sale of Shares and Claims Agreement;

14.1.5	“Pan African Pledged Shares” shall bear the meaning given to “Pledged Shares” in the Pan African Pledge and Cession Agreement;

14.1.6	“Pledge and Cession Agreements” means the Pan African Pledge and Cession Agreement and the EP Pledge and Cession Agreement; and

14.1.7	“Werksmans” means Werksmans Incorporated, registration number 1990/007215/21, a firm of attorneys duly incorporated as a personal liability company in South Africa.

14.2	Step 1

On the Closing Date, prior to the implementation of steps 2, 3, 4 and 5 below, representatives of the Seller and the Purchaser shall meet at 10h00 at the offices of the Seller’s Attorneys or such other place as the Seller and the Purchaser may agree in writing, at which meeting the Seller will deliver to the Sellers Attorneys, to be held in escrow by them –

14.2.1	the original share certificate in respect of the Sale Shares (“Existing Share Certificate”);

14.2.2	a signed share transfer form in respect of the Sale Shares,

14.2.3	the resignations of all the directors of the Company, Evander Stone Holdings (Proprietary) Limited (registration number 1971/005180/07), Evander Township Limited (registration number 1955/003607/06), Evander Township Development Limited (1899/001642/06), Clidet No 790 (Proprietary) Limited (registration number 2007/027545/07) and Clidet No 791 (Proprietary) Limited (registration number 2007/034585/07), (“Specified Companies”), with effect from the date of completion of the closing steps contemplated in clause 14.5 (Step 4);

14.2.4	the resignations of the public officer and company secretary of the Company with effect from the date of completion of the closing steps contemplated in clause 14.5 (Step 4), it being specifically agreed that these resignations are from formal appointments as officers of the Company only, and not from posts of employment with the Company, if applicable; and

14.2.5	a certified copy of a resolution of the directors of each of the Specified Companies, appointing, with effect from the date of completion of the closing steps contemplated in clause 14.5 (Step 4), Jan Petrus Nelson (identity number 7006075138081), Yvonne Bongekile Sitole (identity number 7611100619086) and Ronald Allan Holding (identity number 5205225133081) as directors of each of the Specified Companies and Neal Alan Reynolds (identity number 8307265008087) as an alternate director of each of the Specified Companies to Yvonne Bongekile Sitole.

14.3	Step 2

After the implementation of step 1 above, but before the implementation of steps 3, 4 and 5 below –

14.3.1	Pan African shall deliver to the Seller’s Attorneys, the share certificate in respect of the Pan African Pledged Shares accompanied by an undated share transfer form in respect thereof duly signed on behalf of Pan African as the registered holder of the Pan African Pledged Shares but in blank as to transferee, as contemplated in clause 2 of the Pan African Pledge and Cession Agreement; and

14.3.2	the Purchaser shall deliver to the Seller’s Attorneys –

14.3.2.1	the share certificate in respect of the Firefly Shares accompanied by an undated share transfer form in respect thereof duly signed on behalf of the Purchaser as the registered holder of the Firefly Shares but in blank as to transferee, as contemplated in clause 2 of the EP Pledge and Cession Agreement; and

14.3.2.2	an undated share transfer form in respect of the Sale Shares signed on behalf of the Purchaser but in blank as to the transferee.

14.4	Step 3

After the implementation of steps 1 and 2 above but before the implementation of steps 4 and 5 below, upon confirmation from the bank where the Seller’s Designated account is held, or such other proof as the Seller may deem appropriate, that the amount referred to in clause 9.3 and, if applicable, 9.4 has been credited to the Seller’s Designated Account, the –

14.4.1	Seller’s Attorneys shall deliver the documents referred to in clauses 14.2.1 - 14.2.5 (“Closing Documents”) to Werksmans to be held by them in escrow; and

14.4.2	Seller shall deliver to, or place the Purchaser in control of, all documents, information and other data in respect of the mining assets of the Group which belong to the Group, are in the possession of members of the Seller’s Group and are separate and distinct from documents, information and other data in respect of members of the Seller’s Group.

14.5	Step 4

After the implementation of steps 1, 2 and 3 above but before the implementation of step 5 below, the Seller shall procure that the company secretary and any 1 (one) director of the Company –

14.5.1	sign a share certificate in the name of the Purchaser in respect of the Sale Shares and thereafter the Seller shall retain such share certificate in accordance with the provisions of the EP Pledge and Cession Agreement; and

14.5.2	update the Company’s share register to record the transfer of the Sale Shares from the Seller to the Purchaser.

14.6	Step 5

After the implementation of steps 1, 2, 3 and 4 above –

14.6.1	Werksmans shall release the Closing Documents to the Purchaser who shall cancel the Existing Share Certificate;

14.6.2	the Seller’s Attorneys shall release the documents held by them in terms of clause 14.3.1 and 14.3.2 to the Seller; and

14.6.3	the Seller hereby cedes to the Purchaser all of its right, title and interest in and to the Sale Claims.

4.	WERKSMANS AND THE SELLER’S ATTORNEYS

By signing this Addendum –

4.1.	Werksmans agrees to be bound by clauses 14.4 and 14.6.1; and

4.2.	the Seller’s Attorneys agree to be bound by clauses 14.2 – 14.4 and clause 14.6.2.

5.	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the Parties, all the terms and conditions of the Amended and Restated Sale of Shares and Claims Agreement shall mutatis mutandis continue to apply.

6.	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

7.	SIGNATURE

7.1.	This Addendum is signed by the Parties on the dates and at the places indicated below.

7.2.	This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Addendum as at the date of signature of the Party last signing one of the counterparts.

7.3.	The persons signing this Addendum in a representative capacity warrant their authority to do so.

FOR            HARMONY GOLD MINING COMPANY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto

FOR            EMERALD PANTHER INVESTMENTS 91 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto

Name:	Neal Reynolds
Date:	28 February 2013
Place:	Sandton

FOR            EVANDER GOLD MINES LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto

Name:	Frank Abbott

FOR            PAN AFRICAN RESOURCES PLC

Signature:	/s/
who warrants that he / she is duly authorised thereto

Name:	J. Loots
Date:	28 February 2013
Place:	Sandton

FOR            RANDFONTEIN ESTATES LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto

Name:	Frank Abbott
Date:	27 February 2013
Place:	Randfontein

FOR            FIREFLY INVESTMENTS 251 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto

Name:	Neal Reynolds
Date:	28 February 2013
Place:	Sandton

FOR            WERKSMANS INCORPORATED

Signature:	/s/
who warrants that he / she is duly authorised thereto

Name:	Huneiza Godlam
Date:	28 February 2013
Place:	Sandton

FOR            EDWARD NATHAN SONNENBERGS INCORPORATED

Signature:	/s/
who warrants that he / she is duly authorised thereto

Name:	Ian Hayes
Date:	28 February 2013
Place:	Sandton